Exhibit 10.1

AMENDMENT No. 2
to the

PFIZER INC DEFERRED COMPENSATION PLAN

****
(New material in bold and italics)

Section 5.11 of Article 5 is amended to read as follows:
5.11    Change in Control.
(a)    As to any amounts deferred in respect of Compensation earned in any year commencing prior to January 1, 2017, the following rules shall apply:
(1) in the event of a Change in Control that occurs on or prior to the first anniversary of the effective date of this amendment, notwithstanding any provision in the Plan to the contrary or the election made by a Participant on a Deferral Election Form under Sections 5.2, 5.3 and 5.4, a Participant's Account balance under the Plan shall be distributed in an immediate lump sum payment upon the occurrence of a Change in Control that is a “Change in Control Event.” A “Change in Control Event” means an event described in Code section 409A(a)(2)(A)(v) or otherwise under Section 409A.
(2) in the event of a Change in Control which is not described in (1) above, notwithstanding any provision in the Plan to the contrary or the election made by a Participant on a Deferral Election Form under Sections 5.2, 5.3 and 5.4, a Participant's Account balance under the Plan shall be distributed in an immediate lump sum payment upon the tenth anniversary of the occurrence of a Change in Control that is a “Change in Control Event.” A “Change in Control Event” means an event described in Code section 409A(a)(2)(A)(v) or otherwise under Section 409A.
(b)    As to any amounts deferred in respect of Compensation earned in any year commencing on or after January 1, 2017, such amounts shall not be subject to the automatic distribution rule set forth in Section 5.11(a) above.